Contact:           Marissa Vidaurri, Investor Relations, marissa.vidaurri@ni.com

NI Reports Q3 Revenue of $300 Million
Core Revenue up 5 Percent Year Over Year

Q3 2015 Highlights

●	Revenue of $300 million, down 4 percent year over year in U.S. dollar terms with core revenue up 5 percent year over year
●	Growth in LabVIEW seats driven by NI’s success in enterprise agreements and the continued broad adoption of PXI
●	GAAP operating margin of 11 percent
●	Non-GAAP operating margin of 14 percent
●	Fully diluted GAAP EPS of $0.18 and fully diluted non-GAAP EPS of $0.24
●	EBITDA of $51 million or $0.40 per share
●	Cash and short-term investments of $411 million as of Sept. 30, 2015

AUSTIN, Texas – Oct. 27, 2015 – NI (Nasdaq: NATI) today announced Q3 revenue of $300 million, down 4 percent year over year in U.S. dollar terms with core revenue up 5 percent year over year. The company’s definition of core revenue is GAAP revenue excluding the impact of NI’s largest customer and the impact of foreign currency exchange. A reconciliation of GAAP revenue to core revenue is included with this news release.

In Q3 2015, NI received $6 million in orders from its largest customer compared with $12 million in orders from this customer in Q3 2014. Excluding NI’s largest customer, the company’s total orders were flat for the quarter with orders under $20,000 down 2 percent year over year; orders between $20,000 and $100,000 up 3 percent year over year; and orders above $100,000 up 4 percent year over year.

“Over the course of several decades, we have successfully managed the business through various economic and currency cycles. I am confident our product pipeline, channel and operational excellence will help drive the long-term growth and profitability of the company,” said Dr. James Truchard, NI president, CEO and co-founder. “At NIWeek this year, we focused on how we are uniquely positioned to empower our customers to benefit from the trends of the Industrial Internet of Things and Big Analog Data, given our rich history in measurements and our software-based platform that allows us to add more intelligence to devices and systems across a broad range of industries.”

Today, NI also announced its acquisition of Micropross, a technology innovator and a leading supplier of software-based test systems for Near Field Communications (NFC), smart cards, and wireless charging test systems. NI continues to invest in RF and wireless test as a strategic area of growth. This transaction will further build on NI’s success in wireless test while providing opportunity for future growth in the design, prototyping and testing of RF and communications systems.

GAAP net income for Q3 was $23 million, with fully diluted earnings per share (EPS) of $0.18, and non-GAAP net income was $30 million, with non-GAAP fully diluted EPS of $0.24. EBITDA, or Earnings Before Interest, Taxes, Depreciation and Amortization, was $51 million, or $0.40 per share in the third quarter.

In Q3, GAAP gross margin was 74 percent and non-GAAP gross margin was 75 percent. Total GAAP operating expenses were $190 million, down 4 percent year over year. Total non-GAAP operating expenses were $183 million, down 4 percent year over year.

GAAP operating margin was 11 percent in Q3, with GAAP operating income of $32 million, down 6 percent year over year. Non-GAAP operating margin was 14 percent in Q3, with non-GAAP operating income of $43 million, down 5 percent year over year.

“Despite the challenging PMI and weakness from our energy customers, we were able to execute well and positioned ourselves for future growth,” said Alex Davern, NI COO and CFO. “Though we will continue to experience a drag on our revenue from currency headwinds in Q4, we expect to enter Q1 with more favorable compares that should allow the strength of our broad-based business to show through.”

This quarter, NI has consolidated its regional reporting into three geographic areas: the Americas; Europe, Middle East, India and Africa (EMEIA); and Asia-Pacific (APAC). Historical revenue data that conforms to NI’s new reporting structure is included in NI’s investor presentation. Geographic revenue in U.S. dollar terms for Q3 2015 compared with Q3 2014 was down 3 percent in the Americas, up 2 percent in EMEIA and down 14 percent in APAC. In constant currency terms, revenue was down 1 percent in the Americas, up 12 percent in EMEIA and down 8 percent in APAC. Historical revenue from these three regions can be found on NI’s investor website at ni.com/nati.

As of Sept. 30, 2015, NI had $411 million in cash and short-term investments. During the quarter, NI paid $25 million in dividends and used $64 million to repurchase 2.2 million shares of NI’s common stock at an average price of $28.94 per share. The NI Board of Directors approved a quarterly dividend of $0.19 per share payable on Nov. 30, 2015, to stockholders of record on Nov. 9, 2015.

The company’s non-GAAP results exclude the impact of stock-based compensation, amortization of acquisition-related intangibles and acquisition transaction costs and restructuring charges. Reconciliations of the company’s GAAP and non-GAAP results are included as part of this news release.

Guidance for Q4 2015
NI currently expects Q4 revenue to be in the range of $315 million to $345 million. Included in its revenue guidance is an expectation that the impact of the strengthening of the U.S dollar will reduce our year over year dollar revenue growth rate by approximately 500 basis points and that revenue from NI’s largest customer will be approximately $5 million in Q4, compared with $7.5 million in Q4 last year. At the midpoint, NI’s guidance reflects a 1 percent decrease in U.S. dollars and approximately 5 percent year over year core revenue growth. The company currently expects that GAAP fully diluted EPS will be in the range of $0.21 to $0.33 for Q4, with non-GAAP fully diluted EPS expected to be in the range of $0.27 to $0.39. In Q4, NI currently expects its non-GAAP effective tax rate to be approximately 34 percent.

Non-GAAP Presentation
In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results and non-GAAP information that exclude certain charges. In this news release, the company has presented its gross profit, gross margin, operating expenses, operating income, operating margin, income before income taxes, provision for income taxes, net income and basic and fully diluted EPS for the three- and nine-month periods ending Sept. 30, 2015 and 2014, on a GAAP and non-GAAP basis. NI is also providing guidance on its non-GAAP fully diluted EPS.

When presenting non-GAAP information, the company includes a reconciliation of the non-GAAP results to the GAAP results. Management believes that including the non-GAAP results assists investors in assessing the company’s operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation expense, amortization of acquisition-related intangibles, acquisition-related transaction costs and restructuring charges in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods; to establish operational goals; to compare with its business plan and individual operating budgets; to measure management performance for the purposes of executive compensation, including payments to be made under bonus plans; to assist the public in measuring the company’s performance relative to the company’s long-term public performance goals; to allocate resources; and, relative to the company’s historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance.

This news release discloses the company’s EBITDA and EBITDA diluted EPS for the three- and nine-month periods ending Sept. 30, 2015 and 2014. The company believes that including the EBITDA results assists investors in assessing the company’s operational performance relative to its competitors. A reconciliation of EBITDA and EBITDA diluted EPS to GAAP net income and GAAP diluted EPS is included with this news release. This news release also discloses the company’s core revenue for the three- and nine-month periods ending Sept. 30, 2015 and 2014. The company believes that including its core revenue assists investors in assessing the company’s operational performance. A reconciliation of core revenue to GAAP revenue is included with this news release.

Conference Call Information and Availability of Presentation Materials
Interested parties can listen to the Q3 2015 earnings conference call with NI management today, Oct. 27, at 4:00 p.m. CT at ni.com/call. Replay information is available by calling (855) 859-2056, confirmation code #50410593, shortly after the call through Oct. 30. at 11:00 p.m. CT, or by visiting the company’s website at ni.com/call. Presentation materials referred to on the conference call can also be found at ni.com/nati.

Forward-Looking Statements
This release contains “forward-looking statements,” including statements regarding being confident our product pipeline, channel and operational excellence will help drive long-term growth and profitability; being uniquely positioned to empower our customers to benefit from the trends of the Industrial Internet of Things and Big Analog Data; continuing to invest in RF and wireless test as a strategic area of growth; the Micropross transaction will further build on our success in wireless test while providing opportunity for future growth in the design, prototyping, and testing of RF and communications systems; being positioned for future growth; that we will continue to experience a drag on our revenue from currency headwinds in Q4; that we expect to enter Q1 with more favorable compares that should allow the strength of our broad based business to show through; that NI expects the impact of the strengthening of the U.S. dollar to reduce its year-over-year  dollar revenue growth rate by approximately 500 basis points in Q4; expected revenue from NI’s largest customer in Q4; and NI’s guidance for Q4 revenue and GAAP, non-GAAP fully diluted EPS and non-GAAP tax rate. These statements are subject to a number of risks and uncertainties, including the risk of adverse changes or fluctuations in the global economy, foreign exchange fluctuations, component shortages, delays in the release of new products, fluctuations in demand for NI products including orders from NI’s largest customer, the company’s ability to effectively manage its operating expenses, manufacturing inefficiencies and the level of capacity utilization, the impact of any recent or future acquisitions by NI, expense overruns and adverse effect of price changes and effective tax rates. Actual results may differ materially from the expected results.

The company directs readers to its Form 10-K for the year ended Dec. 31, 2014; its Form 10-Q for the quarter ended June 30, 2015; and the other documents it files with the SEC for other risks associated with the company’s future performance.

About NI
Since 1976, NI (www.ni.com) has made it possible for engineers and scientists to solve the world’s greatest engineering challenges with powerful, flexible technology solutions that accelerate productivity and drive rapid innovation. Customers from a wide variety of industries – from healthcare to automotive and from consumer electronics to particle physics – use NI’s integrated hardware and software platform to improve the world we live in. (NATI-F)

Big Analog Data, LabVIEW, National Instruments, NI, ni.com and NIWeek are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

National Instruments
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2015	2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$229,235	$274,030
Short-term investments	182,060	197,163
Accounts receivable, net	185,658	202,329
Inventories, net	189,992	173,052
Prepaid expenses and other current assets	58,410	70,075
Deferred income taxes, net	33,675	31,171
Total current assets	879,030	947,820

Property and equipment, net	260,775	264,086
Goodwill	169,770	144,325
Intangible assets, net	82,245	78,282
Other long-term assets	21,487	20,978
Total assets	$1,413,307	$1,455,491

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$53,762	$58,603
Accrued compensation	28,946	33,774
Deferred revenue - current	104,509	105,964
Accrued expenses and other liabilities	14,078	14,714
Other taxes payable	34,636	34,602
Total current liabilities	235,931	247,657

Long-term debt	25,000	-
Deferred income taxes	44,093	47,406
Liability for uncertain tax positions	10,379	10,127
Deferred revenue - long-term	26,427	26,452
Other long-term liabilities	11,874	6,353
Total liabilities	353,704	337,995

Stockholders' equity:
Preferred stock	-	-
Common stock	1,269	1,278
Additional paid-in capital	694,817	662,889
Retained earnings	395,154	464,993
Accumulated other comprehensive income (loss)	(31,637)	(11,664)
Total stockholders' equity	1,059,603	1,117,496
Total liabilities and stockholders' equity	$1,413,307	$1,455,491

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Net sales:
Product	$271,683	$287,336	$807,064	$837,824
Software maintenance	28,129	26,365	84,053	73,262
Total net sales	299,812	313,701	891,117	911,086

Cost of sales:
Product	75,144	79,266	225,646	229,529
Software maintenance	2,022	1,683	4,531	4,443
Total cost of sales	77,166	80,949	230,177	233,972

Gross profit	222,646	232,752	660,940	677,114

Operating expenses:
Sales and marketing	114,507	116,736	335,916	348,026
Research and development	52,533	58,972	168,462	170,082
General and administrative	23,255	22,741	69,391	68,854
Total operating expenses	190,295	198,449	573,769	586,962

Operating income	32,351	34,303	87,171	90,152

Other income (expense):
Interest income	396	362	1,089	793
Net foreign exchange loss	286	(452)	(1,965)	(1,005)
Other income, net	133	(70)	787	283

Income before income taxes	33,166	34,143	87,082	90,223

Provision for income taxes	9,988	(5,559)	23,958	7,275

Net income	$23,178	$39,702	$63,124	$82,948

Basic earnings per share	$0.18	$0.31	$0.49	$0.65
Diluted earnings per share	$0.18	$0.31	$0.49	$0.65

Weighted average shares outstanding -
basic	127,935	127,478	128,219	126,785
diluted	128,229	127,903	128,856	127,529

Dividends declared per share	$0.19	$0.15	$0.57	$0.45

National Instruments
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)
	Nine Months Ended September 30,
	2015	2014
Cash flow from operating activities:
Net income	$63,124	$82,948
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	55,157	51,011
Stock-based compensation	19,151	19,531
Tax expense/(benefit) expense from deferred income taxes	(7,404)	2,222
Tax benefit from stock option plans	(944)	(1,189)
Net change in operating assets and liabilities	(8,603)	(13,807)
Net cash provided by operating activities	120,481	140,716

Cash flow from investing activities:
Capital expenditures	(28,102)	(30,645)
Capitalization of internally developed software	(22,639)	(22,055)
Additions to other intangibles	(2,240)	(2,238)
Acquisitions, net of cash received	(28,629)	-
Purchases of short-term investments	(29,649)	(107,664)
Sales and maturities of short-term investments	44,752	82,514
Net cash used by investing activities	(66,507)	(80,088)

Cash flow from financing activities:
Proceeds from revolving line of credit	42,000	-
Principal payments on revolving line of credit	(17,000)	-
Proceeds from issuance of common stock	21,252	24,483
Repurchase of common stock	(72,559)	-
Dividends paid	(73,406)	(57,108)
Tax benefit from stock option plans	944	1,189
Net cash used by financing activities	(98,769)	(31,436)

Net change in cash and cash equivalents	(44,795)	29,192
Cash and cash equivalents at beginning of period	274,030	230,263
Cash and cash equivalents at end of period	$229,235	$259,455

National Instruments
Detail of GAAP charges related to stock-based compensation, amortization of acquisition intangibles and acquisition related transaction costs
(in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2015	2014	2015	2014
Stock-based compensation
Cost of sales	$499	$465	$1,427	$1,264
Sales and marketing	2,854	2,756	8,303	8,334
Research and development	2,132	2,497	6,764	7,221
General and administrative	921	877	2,656	2,657
Provision for income taxes	(1,933)	(2,284)	(5,420)	(5,917)
Total	$4,473	$4,311	$13,730	$13,559

Amortization of acquisition intangibles
Cost of sales	$2,643	$2,662	$7,858	$7,991
Sales and marketing	423	433	1,299	1,351
Research and development	322	392	983	1,198
General and administrative	-	-	-	-
Other income, net	145	170	448	507
Provision for income taxes	(1,152)	(1,207)	(3,469)	(3,647)
Total	$2,381	$2,450	$7,119	$7,400

Acquisition transaction costs and restructuring charges
Cost of sales	$169	$547	$974	$547
Sales and marketing	-	(24)	-	152
Research and development	-	(42)	-	264
General and administrative	238	38	442	145
Provision for income taxes	(59)	(182)	(390)	(388)
Total	$348	$337	$1,026	$720

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Reconciliation of Gross Profit to Non-GAAP Gross Profit
Gross profit, as reported	$222,646	$232,752	$660,940	$677,114
Stock-based compensation	499	465	1,427	1,264
Amortization of acquisition intangibles	2,643	2,662	7,858	7,991
Acquisition related transaction costs	169	547	974	547
Non-GAAP gross profit	$225,957	$236,426	$671,199	$686,916
Non-GAAP gross margin	75%	75%	75%	75%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
Operating expenses, as reported	$190,295	$198,449	$573,769	$586,962
Stock-based compensation	(5,907)	(6,130)	(17,723)	(18,212)
Amortization of acquisition intangibles	(745)	(825)	(2,282)	(2,549)
Acquisition related transaction costs	(238)	28	(442)	(561)
Non-GAAP operating expenses	$183,405	$191,522	$553,322	$565,640

Reconciliation of Operating Income to Non-GAAP Operating Income
Operating income, as reported	$32,351	$34,303	$87,171	$90,152
Stock-based compensation	6,406	6,595	19,150	19,476
Amortization of acquisition intangibles	3,388	3,487	10,140	10,540
Acquisition related transaction costs	407	519	1,416	1,108
Non-GAAP operating income	$42,552	$44,904	$117,877	$121,276
Non-GAAP operating margin	14%	14%	13%	13%

Reconciliation of Income before income taxes to Non-GAAP Income before income taxes
Income before income taxes, as reported	$33,166	$34,143	$87,082	$90,223
Stock-based compensation	6,406	6,595	19,150	19,476
Amortization of acquisition intangibles	3,533	3,657	10,588	11,047
Acquisition related transaction costs	407	519	1,416	1,108
Non-GAAP income before income taxes	$43,512	$44,914	$118,236	$121,854

Reconciliation of Provision for income taxes to Non-GAAP Provision for income taxes
Provision for income taxes, as reported	$9,988	$(5,559)	$23,958	$7,275
Stock-based compensation	1,933	2,284	5,420	5,917
Amortization of acquisition intangibles	1,152	1,207	3,469	3,647
Acquisition related adjustment and transaction costs	59	182	390	388
Non-GAAP provision for income taxes	$13,132	$(1,886)	$33,237	$17,227

National Instruments Reconciliation of GAAP Net Income, Basic EPS and Diluted EPS to Non-GAAP Net Income, Non-GAAP Basic EPS and Non-GAAP Diluted EPS
(in thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Net income, as reported	$23,178	$39,702	$63,124	$82,948
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation, net of tax effect	4,473	4,311	13,730	13,559
Amortization of acquisition intangibles, net of tax effect	2,381	2,450	7,119	7,400
Acquisition related transaction costs, net of tax effect	348	337	1,026	720
Non-GAAP net income	$30,380	$46,800	$84,999	$104,627

Basic EPS, as reported	$0.18	$0.31	$0.49	$0.65
Adjustment to reconcile basic EPS to non-GAAP
basic EPS:
Impact of stock-based compensation, net of tax effect	0.04	0.04	0.11	0.11
Impact of amortization of acquisition intangibles, net of tax effect	0.02	0.02	0.06	0.06
Impact of acquisition related transaction costs, net of tax effect	-	-	-	0.01
Non-GAAP basic EPS	$0.24	$0.37	$0.66	$0.83

Diluted EPS, as reported	$0.18	$0.31	$0.49	$0.65
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS
Impact of stock-based compensation, net of tax effect	0.04	0.04	0.11	0.11
Impact of amortization of acquisition intangibles, net of tax effect	0.02	0.02	0.06	0.06
Impact of acquisition related transaction costs, net of tax effect	-	-	-	-
Non-GAAP diluted EPS	$0.24	$0.37	$0.66	$0.82

Weighted average shares outstanding -
Basic	127,935	127,478	128,219	126,785
Diluted	128,229	127,903	128,856	127,529

National Instruments
Reconciliation of Net Income and Diluted EPS to EBITDA and EBITDA Diluted EPS
(in thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net income, as reported	$23,178	$39,702	$63,124	$82,948
Adjustments to reconcile net income to EBITDA:
Interest income	(396)	(362)	(1,089)	(793)
Tax expense	9,988	(5,559)	23,958	7,275
Depreciation and amortization	18,655	17,654	55,157	51,011
EBITDA	$51,425	$51,435	$141,150	$140,441

Diluted EPS, as reported	$0.18	$0.31	$0.49	$0.65
Adjustment to reconcile diluted EPS to EBITDA
Interest income	(0.01)	(0.01)	(0.01)	(0.01)
Taxes	0.08	(0.04)	0.19	0.06
Depreciation and amortization	0.15	0.14	0.43	0.40
EBITDA diluted EPS	$0.40	$0.40	$1.10	$1.10

Weighted average shares outstanding - Diluted	128,229	127,903	128,856	127,529

National Instruments Reconciliation of GAAP to Non-GAAP EPS Guidance
(unaudited)
	Three Months Ended
	December 31, 2015

	Low	High
GAAP Fully Diluted EPS, guidance	$0.21	$0.33
Adjustment to reconcile diluted EPS to non-GAAP
diluted EPS:
Impact of stock-based compensation, net of tax effect	0.04	0.04
Impact of amortization of acquisition intangibles, net of tax effect	0.02	0.02
Impact of acquisition transaction costs and restructuring, net of tax effect
Non-GAAP diluted EPS, guidance	$0.27	$0.39

National Instruments Reconciliation of GAAP Revenue to Core Revenue
(unaudited)

Three Months Ended
September 30,
2015
YoY GAAP revenue growth, as reported	-4.4%
Effect of excluding our current largest customer	3.5%
YoY GAAP revenue growth, excluding our largest customer	-0.9%
Effect of excluding the impact of foreign currency exchange	5.5%
YoY Core revenue growth	4.6%

National Instruments Reconciliation of GAAP Revenue to Core Revenue Guidance (unaudited)
Three Months Ended
December 31,
2015
Estimated YoY GAAP revenue growth	-0.8%
Estimated effect of excluding our current largest customer	0.7%
Estimated YoY GAAP revenue growth, excluding our largest customer	-0.1%
Estimated effect of excluding the impact of foreign currency exchange	5.0%
Estimated YoY Core revenue growth	4.9%